UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 8, 2020

Switch, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38231	82-1883953
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7135 S. Decatur Boulevard Las Vegas, NV		89118
(Address of principal executive offices)		(Zip Code)

(702) 444-4111

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.001	SWCH	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On September 8, 2020, Switch, Inc. issued a press release announcing that, subject to market conditions, its subsidiary Switch, Ltd. (the “Issuer” or “Borrower”) intends to offer for sale $500 million in aggregate principal amount of its senior unsecured notes due 2028 (the “Notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In connection with the issuance of the Notes, the Borrower expects to enter into a Second Amendment to the Amended and Restated Credit Agreement (the “Second Amendment”) by and among the Borrower, the guarantors named therein, the lenders named therein, and Wells Fargo Bank, National Association, as administrative agent (the “Agent”). The Second Amendment would further amend the Amended and Restated Credit Agreement, dated as of June 27, 2017 (as further amended by the First Amendment to Amended and Restated Credit Agreement, dated as of December 28, 2017), by and among the same parties. The effectiveness of the Second Amendment will be conditioned upon (a) the Borrower having received at least $500.0 million of gross proceeds from the issuance of the Notes and (b) a portion of such proceeds, in an amount sufficient to reduce the aggregate principal amount of the Borrower’s term loan facility to $400.0 million, being applied to prepay such term loan facility.

The terms of the Second Amendment would, among other things, (1) modify the financial covenant from a consolidated total leverage ratio to a consolidated secured leverage ratio (which only includes indebtedness that is secured by a lien on assets of the Borrower and its subsidiaries), and set such consolidated secured leverage ratio at 4.00x for each fiscal quarter; (2) extend the maturity of the Borrower’s revolving credit facility to June 27, 2023; (3) modify certain basket availability tests from a consolidated total leverage ratio to a consolidated secured leverage ratio; and (4) refresh or increase certain baskets for restricted payments, investments and junior debt payments. Subject to the foregoing, the Borrower expects to enter into the Second Amendment on the closing date for the Notes offering.

The information included in this Item 7.01 and in Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall any such information or exhibits be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such document.

This Current Report on Form 8-K does not and shall not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any offer, solicitation or sale of the Notes in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release of Switch, Inc., dated September 8, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Switch, Inc.

Date: September 8, 2020	By:	/s/ Gabe Nacht
	Name:	Gabe Nacht
	Title:	Chief Financial Officer